Exhibit 10.2

Confidential

Portions of this Exhibit have been omitted because they are both not material and the type of information that the registrant customarily and actually treats as private or confidential. Information that has been omitted has been marked in this exhibit with, black boxes, in accordance with Regulation S-K, Item 601(b)(10)(iv).

MASTER SERVICES AGREEMENT

(1)ALLOGA (NEDERLAND) B.V.

and

(2)OUTLOOK THERAPEUTICS, INC.

and

(3)OUTLOOK THERAPEUTICS LTD

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THE UNDERSIGNED

1.

ALLOGA (NEDERLAND) B.V., a private company with limited liability (in Dutch: besloten vennootschap met beperkte aansprakelijkheid), with its registered office at Veghel, The Netherlands, and having its place of business at (5465 PR) Veghel at Kempkens 2200, registered at the trade reg                        Chamber of Commerce under number 17108476, hereby duly represented by                         and          , hereinafter referred to as: “Alloga”; and

2.

OUTLOOK THERAPEUTICS, INC., a Delaware corporation, with offices at 111 S. Wood Ave, Unit #100, lselin, New Jersey 08830, together with its Affiliate OUTLOOK THERAPEUTICS LTD, an Irish limited liability company with its registered office at 10 Earlsfort Terrace, Dublin 2, 002 T380, Ireland, together hereinafter together referred to as the “Client”; and

each referred to hereinafter as “Party” and jointly referred to as “Parties”.

WHEREAS:

a.

Alloga conducts, inter alia, pre-wholesale activities and in that context provides logistics services including title distribution, warehousing and related services, transport services, invoicing and collection services to its customers;

b.	the Client is the Marketing Authorisation Holder for the Products and is authorized to market its products listed in Annex 1 in the Territory;

c.	the Client wishes to engage Alloga as its exclusive supplier of distribution, warehousing and related services for the Products (as defined hereinafter) in the Territory; and

d.	the Parties have agreed to lay down the terms and conditions of such engagement in this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.1.	In this Agreement the following terms and expressions have the following meanings, unless expressly stated otherwise in this Agreement:

Affiliate

With respect to Alloga, any group company, being legal entities and companies that are linked to each other in a group, Alloga is affiliated with or in which Alloga has a participating interest, namely if it or one or more of its subsidiaries, alone or jointly, provide or cause to be provided capital to that legal entity for their own account in order to be permanently associated with that legal entity for the purpose of their own activities; and with respect to Client, any entity that directly or indirectly controls, is controlled by or is under common control with such Party. “Control”, “controls”, or “controlled” means the possession, directly or indirectly, of at least 50% of the share capital or voting rights or of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise;

	Agreement:	this agreement including all documents and Annexes;

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Agreement Year:	each 12 month period starting from the Effective Date and each anniversary of the Effective Date provided that the last Agreement Year shall end on the date of expiry or termination of this Agreement;

Annex:	an annex to this Agreement:

Annex 1: Products;

Annex 2: Warehousing and Related Services;

Annex 3: Transport Services;

Annex 4: Distribution Services;

Annex 5: KPls;

Annex 6: Pricing and Invoicing details;

Annex 7: NOT USED;

Annex 8: PD Conditions;

Annex 9: NOT USED;

Annex 10: TLN Conditions;

Annex 11: List of Subcontractors;

Annex 12: Quality Agreement;

Annex 13:

Annex 14:

Applicable Law	all relevant national, supranational, international, federal, state and local laws, statutes, rules, and regulations that are applicable to a Party’s activities hereunder

Auditor:	an auditor that is qualified and certified to inspect the Warehouse;

Business Day:	a day which is not a Saturday or Sunday or a bank or public holiday in The Netherlands or New Jersey, U.S.A.;

Clause:	a clause of this Agreement;

Confidential Information:

all non-public proprietary information regarding the Client or Alloga in any form and of any kind, of which the Receiving Party knows or reasonably ought to know that it is confidential. This includes (but is not limited to) information relating to the operations of the Parties, their Products, their processes, their plans, their market opportunities, their customer and supplier lists, their financial documentation, their pricing information, their marketing techniques and materials, the subject

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matter of this Agreement and any other information of a confidential nature that is acquired by the Receiving Party in the performance of this Agreement or otherwise in connection with this Agreement;

Customer	the Client’s approved customers in the Territory

Delivery Note	a note signed and dated by the Client or its nominee including a description of the Products in the shipment, the quantity of Product, and the batch number;

Disclosing Party	the Party disclosing Confidential Information;

Effective Date	the effective date of this Agreement is January 29, 2025 ;

Exclusive Services

Falsified Medicines Directive (FMD):

the Falsified Medicines Directive (Directive 2011/62/EU) which amended EU Directive 2001/83/EC, and Commission Delegated Regulation (EU) 2016/161 of October 2nd, 2015 supplementing Directive 2001/83/EC (the latter hereinafter referred to as “Act”);

Force Majeure:	any circumstance beyond the Parties’ control

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GDP:	the Good Distribution Practices as currently set out in the European Commission Guidelines of November 5th, 2013 (343/01) and subsequent amendments, supplements, or replacements thereto;

Global Trade Control Laws	all relevant laws, regulations and legislative instruments relating to economic sanctions and trade controls (including but not limited to U.S., U.K. and EU economic sanctions and trade controls);

GMP:	the Good Manufacturing Practices as currently set out in Commission Directive 2003/94 and Volume 4 of Eudralex and subsequent amendments, supplements, or replacements thereto;

Governmental or Regulatory Authority:	any court, tribunal, arbitrator, ministry, agency, commission, supranational authority, or other authority in the Territory;

Initial Term:	has the meaning set out in Clause 13.1;

KPIs:	Key Performance Indicators as agreed between the Parties and set out in Annex 5, which may be amended by prior mutual written agreement of the Parties’ authorised representatives;

LOI:	the letter of intent entered into by the Parties that was fully executed on

Marketing Authorisation:	the official authorisation to market and sell the Products in the Territory as granted by the appropriate Governmental or Regulatory Authority;

Outbound Services Commencement Date:	means the date that the first order for Product is dispatched

PD Conditions:	the Physical Distribution Conditions as attached hereto as Annex 4,

Products:	the Client’s products as listed in Annex 1;

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Receiving Party	the Party receiving Confidential Information;

Quality Agreement:

the agreement defining the technical and quality responsibilities of the Parties related to the production, testing and release of the Products to be executed by and between Parties in accordance with the terms of this Agreement;

Sample:	supplies of Client products provided to Customers in strict compliance with the provisions of Article 96 of Directive 2001/83/EC;

Sales Tax	any sales, goods, services, value-added, turnover, consumption, use or similar tax and any tax charged on the import or export of any goods or services;

Sales Year:	any twelve-month period

Services:

the        Distribution Services, Warehousing and Related Services, the Transport Services and the invoicing and collection services together or, in the event that the Client does not purchase all of the aforementioned services, the combination of services that the Client purchases from Alloga;

Services Fee:	the fee for the Services set out in Annex 6;

Specifications:	the specifications related to the Services, as listed in the Warehousing and Related Services Annex (Annex 2), the Transport Services Annex (Annex 3) and the Distribution Services Annex (Annex 4);

Territory:	the European Union and the United Kingdom and any other country agreed between the Parties in writing from time-to-time;

TLN Conditions:

Transport en Logistiek Nederland general conditions of payment concerning payments of transport, storage and other activities entrusted to the carrier, as filed with the registry of the district court (arrondissementsrechtbank) of The Hague, The Netherlands, file number 69/2002, as attached as Annex 10,

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	Trademark(s):	those trademarks owned, licensed or otherwise controlled by the Client or its Affiliates, including but not limited to their name and logo as well as any trademarks associated with the Products;

	Transport Services:	the transport services as described in Annex 3;

	Warehouse:	the location in which Alloga stores the Products;

	Warehousing and Related Services:	the warehousing and related services as described in Annex 2.

	Working Day	a day which is not a Saturday or Sunday or a bank or public holiday in The Netherlands

1.2	The following rules of construction and interpretation apply to this Agreement:

(a)

a reference to any legislation or regulation shall be construed as a reference to such legislation or regulation, including equivalent legislation or regulations in each applicable jurisdiction within the Territory, as it was binding, enforceable and in force at the execution of this Agreement;

(b) the singular includes the plural and vice versa;

(c) the headings of Clauses in and Annexes to the Agreement are for convenience only and shall not affect the interpretation of the respective rights and obligations of the Parties;

(d) in the event provisions (or other contents) of an Annex conflict with provisions of this Agreement, the provisions of this Agreement shall prevail;

(e)

in the event provisions (or other contents) of the Quality Agreement conflict with provisions of this Agreement, the provisions of the Quality Agreement shall prevail only to the extent that these provisions govern the technical and quality responsibilities of the Parties imposed by applicable laws. In all other circumstances, the provisions of this Agreement shall prevail; and

(f)

in the event that an Alloga Affiliate is engaged to undertake Services in the Territory, where applicable, references to “Alloga” in this Agreement shall be construed as references to the relevant Alloga Affiliate carrying out the Services.

2.	Provision of the Services

2.1.	The Client appoints Alloga to be, and Alloga agrees to act as, the Client’s exclusive supplier of the Exclusive Services during the term of this Agreement

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2.2.

2.3.

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2.4.

2.5.

2.6.	All Services shall be carried out in accordance with:

(a)the Specifications;

(b)the KPls; and

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(c) the Quality Agreement.

2.7.	Affiliates. Both Parties acknowledge that the Services are being provided for the benefit of both Outlook Therapeutics, Inc, Outlook Therapeutics Ltd, and their Affiliates.

3.	Distribution

3.1.

3.2.

3.3.

3.4.

3.5.

3.6.

3.7.

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3.8.

3.9.

3.10.

3.11.

3.12.

Further terms and conditions relating to the fulfilment of sales to Customers by Alloga, including but not limited to (i) service fees and payment terms for          Distribution Services; (ii) Product returns; and (iii) Product recalls and withdrawals are set out in the           Distribution Services Annex (Annex 4).

4.	Transport, Warehousing and Related Services

Transport Services

4.1.	Alloga shall provide to the Client (and the Client shall accept from Alloga) the Transport Services in the Territory as further detailed in the Quality Agreement.

4.2.

4.3.	Further terms and conditions relating to the provision by Alloga of (i) the Warehousing and Related Services are set out in Annex 2; and (ii) the Transport Services are set out in Annex 3.

5.	Obligations of the Parties

5.1.	The Client has the following obligations:

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(a)

(b)

(c)

(d)

(e)

(f)

(g)

(h)

(i)

5.2.

(a)

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(b)

(c)

5.3.	Alloga has the following obligations:

(a)

(b)

(c)

(d)

(e)

(f)

5.4.

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5.5.

5.6.

6.	Compliance: FMD / Sanctions and Trade Controls

➢ FMD

6.1.	The Parties shall comply with the FMD and any future (regulatory) amendments made to the FMD.

6.2.

6.3.

6.4.

6.5.

6.6.

6.7.

6.8.

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6.9.	Alloga shall comply with any obligations placed on distributors in the FMD or otherwise applicable to the Services in the Territory.

➢ Sanctions and Trade Controls

6.10.	Client and Alloga each:

	(a)	covenants that it will perform its obligations and other activities under this Agreement in full compliance with all applicable Global Trade Control Laws; and

	(b)	warrants that it has, and covenants that it will continue to have, adequate procedures in place to ensure its compliance with applicable Global Trade Control Laws;

6.11.

6.12.

(i)

(ii)

(iii)

(iv)

6.13.

(a)

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(b)

6.15.

Each Party will promptly notify the other in writing if they become aware that any of the representations made in this Clause are no longer accurate (including, where applicable in the case of Client, that any license used to export product to particular destinations or recipients is no longer applicable) and shall provide such information as the other Party reasonably requests about the shipment in such a situation.

7.	Fees and payment

7.1.

The fees for the Services payable by the Client to Alloga (the “Service Fees”) for each relevant country in the Territory are set out in the Pricing and Invoicing Annex (Annex 6). The Parties hereby agree that the Service Fees are consistent with fair market value in an arm’s length transaction for the Services.

7.2.

7.3.

7.4.

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7.5.

Further terms and conditions relating to the Service Fees, including but not limited to (i) the Service Fee validity period; (ii)  ; (iii)
; (iv) invoicing and payment arrangements; and (v)  are set out in the relevant Pricing and Invoicing Annex (Annex 6).

7.6.

7.7.

7.8.

8.	Audit, inspection and record keeping

8.1.

The Client has the right to have the relevant part of any Warehouse where its Products are stored, audited and inspected for Alloga’s compliance with (i) GDP and GMP, (ii) applicable regulations on human medicines and (iii) this Agreement at its own cost and no more than

8.2.

The Client shall provide Alloga with the Auditor’s qualifications and certifications no later than before the audit and inspection for approval such approval not to be unreasonably withheld, delayed or conditioned.

8.3.

8.4.

8.5.

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8.6.

8.7.

9.	Third parties and sub-contractors

9.1.

9.2.

9.3.

9.4.

10.	Force Majeure

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10.1.

In the event of Force Majeure affecting the ability of either Party to meet its obligations under this Agreement, the Party shall notify the other Party in writing as soon as reasonably possible after becoming aware thereof.

If either Party is unable to meet its obligations under this Agreement for a period of or more by reason of Force Majeure:

(a)

(b)

11.	Liability

11.1.

(a)

(b)

11.2.

(a)

(b)

(i)

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(ii)

(c)

(i)

(ii)

(d)

(i)

(ii)

11.3.

11.4.

11.5.

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11.6.

12.	Protective covenants

12.1.	The Parties agree to protect the secrecy of and not to disclose to any third party any Confidential Information during the term of this Agreement and thereafter, unless such information:

	(a)	was publicly known prior to the time of disclosure by the Disclosing Party to the Receiving Party,

	(b)	becomes publicly known after disclosure by the Disclosing Party to the Receiving Party other than by breach of any confidentiality obligation under this Agreement,

	(c)	is disclosed to a tax authority in connection with the tax affairs or a reporting obligation of the Receiving Party;

	(d)	is required by applicable law or regulations to be disclosed by the Receiving Party (or one of its shareholders), or

(e)

needs to be disclosed to third parties contracted by a Party for the benefit of (the execution of) this Agreement (such as but not limited to a contracted Auditor). In this event, the Receiving Party shall contractually bind the third party to the same confidentiality obligations. The Receiving Party shall remain responsible and liable towards the Disclosing Party for any breach of the confidentiality obligations by such third party.

12.2.	No Party will make any public disclosure or issue any press releases pertaining to this Agreement without having first obtained the prior written consent of the other Party.

12.3.

The industrial and/or intellectual property rights to the trademarks, service marks, trade names, domain names, logos, (applications for) patents, models, drawings, drafts, tools and/or all other documents which in any way relate or may be related to any product, service, work, method or process of a Party or to any Confidential Information shall be owned by that Party at all times.

12.4.

Without the prior written consent of the other Party, neither Party is entitled to make use of or refer to any trademark, trade name, domain name, patent, design, copyright, or other intellectual property right of the other Party.

12.5.

Each Party agrees that it will not do or omit anything for the benefit of, in the name of or on behalf of the other Party that could cause the other Party to be guilty of or implicated in any offence under any applicable anti-corruption legislation.

13.	Term and termination

13.1.

Term. Unless terminated early in accordance with its terms, the Agreement shall remain in full
force and effect for                 from the Effective Date (the “Initial Term”). Thereafter, the term of this Agreement shall each time be automatically renewed for successive periods of

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, unless either Party terminates the Agreement in accordance with the provisions of Clause 13.2.

13.2.

13.3.

13.4.

Without prejudice to any of its other rights and obligations, each Party has the right to, at its sole discretion, terminate this Agreement with immediate effect by notifying the other Party in writing, if one of the following events shall have occurred:

(a)

(b)

13.5.

13.6.

13.7.	Clauses shall survive such termination or expiry.

14.	Consequences of Termination

14.1.

Upon termination or expiry of this Agreement, the Client shall pay any outstanding unpaid invoices within                               of receipt and, in respect of the Services supplied but for which no invoice has been submitted, Alloga may submit an invoice which the Client shall pay within             of receipt.

14.2.

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14.3.

15.	Data Protection

15.1.

Nothing in this Agreement will limit or restrict either Party’s obligations under applicable data privacy laws, in particular the EU and UK General Data Protection Regulations (GDPR and UK GDPR respectively).

15.2.

To the extent that Personal Data (as defined in GDPR) will be shared between the Parties, in particular in connection with their respective obligations under the Quality Agreement, the Parties acknowledge and agree that the terms of the Data Processing Agreement entered into between                                                                           shall govern such Processing (as defined in GDPR) of Personal Data.

16.	Miscellaneous

16.1.

This Agreement and any other documents referred to in this Agreement constitute the whole and only agreement between the Parties relating to the provision of the Services (with the express exception of the LOI) and, except as expressly stated in those documents, supersedes and replaces any prior drafts, agreements and arrangements of any nature whatsoever relating thereto.

16.2.	Any variation, amendment to or waiver of this Agreement shall be binding only if in writing and signed by the Parties.

16.3.

Parties agree that if any provision of this Agreement is held to be invalid or unenforceable, this will not invalidate any of the remaining provisions of this Agreement. The Parties will replace the invalid or unenforceable provision with a valid and enforceable provision that shall come closest to the intention(s) of the original provision.

16.4.

It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind or to take any action that will be binding on the other Party without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party. The Parties (and any successor, assignee, transferee, or Affiliate of a Party) shall not treat or report the relationship between the Parties arising under this Agreement as a partnership for tax purposes, unless required by Applicable Law.

17.	Notices

17.1.	All notices pursuant to this Agreement shall be in writing and may be given or made by any Party to the other Party by delivery to the addresses set out below, or such other address as

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may be notified from time to time by the relevant Party to the other Party in accordance with this Clause

(a) Any notices delivered to Alloga shall be addressed as follows:

Alloga (Nederland) B.V.

Kempkens 2200
5465 PR Veghel
The Netherlands

(b) Any notices delivered to the Client shall be addressed as follows:

Outlook Therapeutics Inc.

111 Wood Avenue South
Suite #100
lselin, New Jersey 08830
United States of America

e.mail: (a copy by email shall be required for, but not constitute, notice)

18.	Applicable law and choice of forum

18.1.	This Agreement is governed by and construed under Dutch law, with the exclusion of the Vienna Sales Convention (CISG).

18.2.	Any dispute which may arise out of or in connection with this Agreement shall be exclusively settled by the competent courts in Amsterdam, The Netherlands.

[signatures follow]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

ALLOGA (NEDERLAND) B.V.

R.A.A.L van Ras Proxy Holder	Mr.G.M.H. Peters

Director	Director

OUTLOOK THERAPEUTICS, INC.	OUTLOOK THERAPEUTICS, LTD.

Jeff Evanson	Lawrence Kenyon

Chief Commercial Officer	CFO and interim CEO

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ANNEXURES

Annex 1:	Products;

Annex 2:	Warehousing and Related Services;

Annex 3:	Transport Services;

Annex 4:	Distribution Services;

Annex 5:	KPls;

Annex 6:	Pricing and Invoicing details;

[Annex 7:	;]

Annex 8:	PD Conditions;

Annex 9:	NOT USED;

Annex 10:	TLN Conditions;

Annex 11:	List of Subcontractors;

Annex 12:	Quality Agreement;

Annex 13:	;

Annex 14:

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ANNEX 1

PRODUCTS

Description	Size	Unit	Indication
LYTENAVA (bevacizumab gamma)	25 mg/mL solution for injection	Vial	Treatment of neovascular (wet) age- related macular degeneration (AMD) in adults

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ANNEX 2

WAREHOUSING AND RELATED SERVICES ─ ALLOGA NETHERLANDS

ALLOGA’S OBLIGATIONS

Within the terms of this Agreement Alloga shall:

1	Warehouse Facility

Provide a warehouse which meets with the requirements of the provisions of the Human Medicines Regulations 2012, European Commission guidelines on the Good Distribution Practice of medicinal products for human use (2013/C 343/01), and all other relevant laws and regulations throughout the term of this Agreement.

2	Warehousing Services

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b) Storage:

c)

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d)	Order Taking:

e)	Order Picking, Packing and Distribution for the Territory:

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f)	Inventory management:

g)	Client Complaints.

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3	Management and Systems

THE CLIENT’S OBLIGATIONS

Within the terms of this Agreement the Client shall:

1.	Warehouse Facility

2.	Warehousing Services

	a)	Goods receipt:

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■

	b)	Storage:

■

	c)	Customer Qualification and Setup:

■

■

	d)	Order Taking:

■

	e)	Order Picking, Packing and Distribution for the Territory:

■

	f)	Inventory management:

■

	g)	Client Complaints.

■

3.	Management and Systems

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ANNEX 3

TRANSPORT SERVICES - NETHERLANDS

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ANNEX 4

   DISTRIBUTION SERVICES

A.	Customers

B.	Forecasts

C.	Short-Shelf Life

D.

E.

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ANNEX 5

KPIs

PERFORMANCE STANDARDS – NETHERLANDS

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ANNEX 7

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ANNEX 8

PD CONDITIONS

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In Stichting vervoeradres, established in 1946, the following bodies work together:

evofenedex, Shippers Association for companies in trade and manufacturing

CBRB, Dutch Central Office for Rhine and Inland Navigation

Koninklijke BLN-Schuttevaer, Dutch Association for Inland Navigation

Transport en Logistiek Nederland, Dutch Association for Transport and Logistics

Goederenvervoer Nederland (Goods Transport, the Netherlands)

The Physical Distribution Conditions have been deposited at the Griffie (the secretariat) of the Arrondissementsrechtbank (regional court of justice) at Amsterdam and Rotterdam, The Netherlands.

© 2017, Stichting vervoeradres

No part of this publication may be reproduced, stored in a retrieval system or transmitted in any form or by any means, electronic, mechanical, photocopying, recording, or otherwise, without the prior written permission of the Publishers.

Article 1

Definitions

In these conditions

1.	p.d.-conditions means general physical distribution conditions.
2.

AVC means the most recent version of the Algemene Vervoerscondities 2002 [General Conditions of (Road) Transport 2002 in the Netherlands], established by Stichting vervoeradres and deposited at the secretariats of the regional courts in Amsterdam and Rotterdam.

3.	BW means Burgerlijk Wetboek [Civil Code] of the Netherlands.
4.	CMR means Convention on the Contract for the International Carriage of Goods by Road (CMR) (Geneva, 19 May 1956), as supplemented by the 1978 Protocol.
5.	physical distribution contract means the contract by which the physical distributor commits himself opposite the principal to perform physical distribution.
6.

physical distribution means an interrelated series of activities, such as transport, acceptance, warehousing, delivery, stock supervision and control, order execution, order assembling, preparation for dispatch, invoicing, in respect of cargoes, as well as the related data exchange and management, in so far as agreed between the physical distributor and his principal.

7.	supplementary activities means activities ordered, but not agreed when concluding the original physical distribution contract.
8.	addressee means the person (or entity) to whom the physical distributor must deliver by virtue of the contract.
9.	acceptance means the moment when the physical distributor has accepted cargoes.
10.	delivery means the moment when the addressee has accepted the cargoes.
11.

force majeure [force major] means circumstances in so far as a diligent physical distributor has been unable to avoid and in so far as such physical distributor has been unable to prevent the consequences thereof.

12.	working days means all calender days except saturdays, sundays, and generally recognised Christian and national holidays.

Article 2

Scope of application

1.	The p.d.-conditions apply to the physical distribution contract and supplementary activities in so far as they do not conflict with mandatory law.
2.

In so far as not provided for in these p.d.-conditions, the CMR as well as the not with CMR conflicting provisions of Book 8 title 13 BW and the AVC apply to physical distribution and the supplementary activities.

2

Article 3

Obligations of the physical distributor

The physical distributor is obliged to:

1.	perform physical distribution and the supplementary activities.
2.

accept the cargoes agreed at the agreed location, at the agreed time and in the agreed manner with the transport document and other documents provided by the principal, and to deliver these cargoes in the condition as in which accepted or in the condition agreed.

Failing an agreed period of acceptance or delivery the activities must be carried out within the time which a diligent physical distributor needs, counting from the moment receipt or delivery have been asked for. This period will be the agreed period.

3.	designate one of more contact persons and to mention these to the principal.
4.	execute stocking and other activities in the space as agreed or otherwise fit for the purpose.
5.

take all necessary measures with regard to the cargoes, including measures not directly related to the physical distribution, for account of the principal, and to consult, if possible, the principal on them in advance.

6.

insure his third party liability and, on request of the principal but for his own account, his liability deriving from the p.d.-conditions with a reliable insurer, and to provide a copy of the insurance policy to the principal at his request.

7.

to insure the cargoes at the written request of the principal and on his behalf, showing also the desired coverage, with a reliable insurer, and to provide a copy of the insurance policy to the principal at his request.

8.	to allow access to the space where the cargoes are for the principal and persons designated by him, provided:
–	the physical distributor being present,
–	a request has been made in advance,
–	the visit conforms to the in-house rules of the physical distributor.
9.	not displace the cargoes in stock unless the execution of the physical distribution contract or maintenance/ repairs of the space concerned necessitate such displacement.
10.

ask for instructions from the principal prior to accepting cargoes apparantly damaged. If no such instructions can be obtained in due time, the physical distributor is entitled to refuse accepting the cargoes damaged.

11.	guarantee the adequacy of materials used in the execution of the physical distribution contract.
12.	respect confidentiality vis-à-vis third parties of facts and data known to him through the physical distribution contract.

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Article 4

Liability of the physical distributor

1.

If cargoes and their packing are not delivered in the same or the agreed order and condition as in which they were accepted by the physical distributor, the latter is liable for this material damage, unless force majeure, and without prejudice to further relevant provisions in these conditions. The onus of proving material damage is on the principal.

2.	The physical distributor is not liable for damage to cargoes in so far as such damage has been caused by stocking in the open air on order of the principal.
3.

The liability of the physical distributor for material damage as meant in subpara 1 is limited to 8 1/3 special drawing rights (SDR) per kilogram missing or damaged cargoes, subject to an absolute maximum of an amount as to be agreed by the parties when concluding the physical distribution contract. If such amount has not been included, the maximum amount of 453.780 applies for each event or series of events of one same cause of damage.

4.

If the physical distributor does not complete the physical distribution and/or supplementary activities at the agreed time (or within the agreed period) and location and in the agreed manner, he is, without prejudice to subpara 1 of this article, obliged to still complete these in the agreed manner and at no additional cost of the principal.

If the principal has incurred additional cost owing to the failure of the physical distributor to complete the physical distribution and/or supplementary activities in the agreed manner, at the agreed time and location, then he is liable for these cost to a maximum amount as agreed when concluding the physical distribution contract. If no such maximum has been agreed, the physical distributors liability for these cost shall amount 681 per event.

5.

If the physical distributor omits to designate one or more contact persons as meant in art. 3.3, the signatory of the physical distribution contract on behalf of the physical distributor shall be considered the contact person.

6.	The physical distributor is not liable for damage caused by information and orders given by or to other persons than those meant in subpara 5 of this article.
7.

If the physcial distributor fails repeatedly to fulfill his obligations, then the principal may, without prejudice to his right to indemnity as determined in subparas 1, 2, 3 and 4 of this article, terminate the physical distribution contract after giving written notice of termination and at the end of which the physical distributor has yet not fulfilled his obligations.

As indemnity of the losses caused by such termination, the physical distributor is indebted an amount as agreed when concluding the physical distribution contract.

8.	Except for the liability laid down in this article and in articles 21 and 23.4 of CMR, the physical distributor is not liable for any damage but to the cargoes.

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Article 5

Obligations of the principal

The principal is obliged:

1.	to designate one or more contact persons and to mention their names to the physical distributor.
2.

to furnish all information concerning the cargoes and their treatment as he can or as he ought to and which he knows or ought to know to be essential to the physical distributor, unless he may assume that the physical distributor knows or ought to know the information.

The principal guarantees the correctness of information furnished by him.

3.

to put the agreed cargoes at the disposal of the physical distributor at the agreed location and time and in the agreed manner, together with a transport document and other documents which the law requires from the principal.

4.

to pay, within the credit period agreed, the agreed price for the physical distribution, and all cost spent by the physical distributor in performing the supplementary activities, and to cover the latters expenses as meant in art. 3.5.

5.

to safeguard the physical distributor against all third party damage claims lodged owing to acts and omissions by the principal, his servants and all other persons whose services the principal had made use of.

6.	to vouch for material which he has put at the disposal of the physical distributor.
7.

at termination of the physical distribution contract, to accept all his objects still in possession of the physical distributor, not later than the last working day of the validity period of the contract, and after payment of any amount still due or to become due.

For amounts which may become due after termination of the contract, the principal may satisfy by providing sufficient security.

8.	to observe confidentiality vis-à-vis third parties of all facts and data of which he is aware through the physical distribution contract.

Article 6

Liability of the principal

1.	The principal is liable for all damage caused by the persons and objects which the physical distributor in conformity with article 3.8 of these conditions is obliged to give access to his premises.
2.

If the principal omits to designate one of more contact persons as meant in article 5.1 of these conditions, the signatory on behalf of the principal of the physical distribution contract is considered the contact person.

3.	The principal is not liable for damage caused by information and instructions furnished by or to other persons than those meant in subpara 2 of this article.
4.

If the principal does not furnish timely information concerning cargoes and their treatment as meant in article 5.2 of these conditions, or does not supply the agreed cargoes at the agreed time (or within the agreed period), in the agreed manner and at the agreed location, accompanied by the documents required as meant

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in article 5.3 of these conditions, then he is obliged to still perform all this as soon as possible, free of charge and in the agreed manner.

If the physical distributor has incurred costs as a result of the failure of the principal as meant in article 5.2 and 3 of these conditions, then the principal is liable for these costs to a maximum to be agreed when concluding the physical distribution contract. If such maximum has not so been agreed, the principals liability amounts to a maximum amount 681 per event.

5.

If the principal fails to meet repeatedly his obligations, the physical distributor may, without prejudice to his right to indemnity, terminate the physical distribution contract after having put the principal on ultimate written notice and if the principal has not yet met his obligations at the expiry of the notice.

As indemnity of the damage caused by such termination the principal is indepted an amount due as to be agreed when concluding the physical distribution contract.

6.	If the principal does not meet his obligations as meant in article 5.7, article 17 AVC applies analogously.

Article 7

Time limitation

1.	All claims based on the physical distribution contract, including all claims stemming from a cash-on-delivery condition, are subject to the time limitation of twelfth months.
2.	The time limitation period starts from the day after the day when the cargoes were delivered or ought to have been delivered, failing which from the day after the day when the claim first originated.

Article 8

Credit conditions

1.	All amounts due by the physical distributor and by the principal, whatever their cause, are payable within the agreed period, or such a period failing within fourteen days from the invoice date.
2.

If the principal or the physical distributor does not pay within the agreed period or such period failing within fourteen days from the invoice date, he is liable to pay the legal interest according to art. 6:119 BW with effect from the day when the payment should have been made to and including the day of payment.

3.

The physical distributor or the principle is entitled to invoice all necessary extrajudicial and judicial cost made to collect the amount meant in subpara 1. The extrajudicial cost are due from the moment when the principal or the physical distributor fails to pay and the claim for payment has been transmitted to a third party to collect.

4.

An appeal for compensation of claims for payment of amounts arising from the physical distribution contract, of amounts due occasioned otherwise by the physical distribution or of amounts related to the cargoes with claims based otherwise is not permitted.

5.	In any event, all amounts meant in subpara 1 of this article may be claimed forthwith, and- in deviation of subpara 4 - may be susceptible to compensation if:
a.	the principal or the physical distributor are in a state of bankruptcy or have been granted suspension of payment;
b.	the principal or physical distributor
1.	offers an arrangement to his creditors;

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2.	essentially fails to meet his obligations;
3.	gives notice of the physical distribution contract under art. 4.7 or art. 6.5;
4.	ceases the operation of his enterprise or- in case of a legal personality or a limited company - if that one is dissolved.

Article 9

Security

1.

The physical distributor has a right of lien on goods and documents in his possession in connection with the contract of physical distribution against any person who demands delivery of same. This right does not fall to him if, at the moment of receipt of the goods for physical distribution, he had reason to doubt the right of the principal to make the goods available for physical distribution to him.

2.

The right of lien applies likewise to what burdens the goods by way of cash on delivery as well as to the cash on delivery fee to which he is entitled, in regard to which he is not obliged to accept security.

3.	The physical distribution may also exercise the right of lien against the principal for reason of what is yet due to him in connection with previous contracts of physical distribution.
4.

Likewise, the physical distributor may exercise the right of lien against the consignee who in this capacity became a party to previous contracts of physical distribution for reason of what is yet due to him in connection with these contracts.

5.

If when settling the invoice a dispute arises over the amount due or if there is need for a calculation to be made for the determination of what is due that cannot be made quickly, then the one who demands delivery is obliged to pay forthwith the part which the parties agree is due and to put up security for the part in dispute or the amount of which has not yet been fixed.

6.

All the goods, documents and currency values in possession of the physical distributor in connection with the contract of physical distribution serve him as pawn for all claims which he has against the principal.

7.

Except for the cases in which the principal is in a state of bankruptcy or in which he has been granted suspension of payment or in which he has been declared subject to a debt reorganisation scheme for natural persons, the physical distributor has never the right to sell the objects in pawn without permission by the court of justice in accordance with art.3:248 para 2 BW.

Article 10

Competent court of justice

1.	All contracts to which the p.d.-conditions apply are subject to Dutch Law.
2.

Unless para 3 of this article applies, all disputes which might arise in connection with the physical distribution contract, except those belonging to the competency of the county court (kantongerecht) and except those in appeal, are judged by the competent court in the statutory domicile of the physical distributor. However, if the statutory domicile of the physical distributor is outside the Netherlands, then the Rotterdam court of justice is competent.

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3.

All disputes arising between the parties in connection with the present agreement, or in connection with further consequential agreements may be solved in accordance with the Reglement of the Stichting Arbitrage voor Logistiek (rules of the foundation arbitration in logistics), domiciling at The Hague, the Netherlands.

Explanatory note

As from 1 September 2011, cases submitted for arbitration to the Arbitration Institute for Logistics will be referred to the arbitration body, TAMARA.

TAMARA specialises in arbitration in the areas of transport, storage, logistics, international trade, and in the shipping and shipbuilding industry. In order to ensure that the interests of road transport and logistics services are safeguarded, Stichting Vervoeradres sits on the Board of TAMARA.

Do you wish to avail of the services of TAMARA? If yes, you will need to include the following arbitration clause in your contract of carriage:

‘Any dispute arising in connection with this Agreement between the Parties established in the Netherlands shall be settled in compliance with the CMR Convention and in accordance with the regulations of the TAMARA foundation based in Rotterdam.’

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example

Physical distribution contract

The undersigned:

limited company

domiciled

for the purpose of the present contract legally represented by hereinafter referred to as “principal”

and

limited company

domiciled

for the purpose of the present contract legally represented by hereinafter referred to as “physical distributor”,

whereas the principal wants to entrust the physical distribution of (part of) his merchandise to the physical distributor,

have agreed as hereafter:

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Article 1

General

The principal gives order to the physical distributor and the latter accepts the order to provide physical distribution of the following commodities:

Article 2

Description of the commodities

The description of the cargoes is as follows:

commodity

weight

value

dimensions

(particular) characteristics

Article 3

Volume

Except for particular circumstances, the principal offers an average of ______ parcels/cubic meter/pallets/liters (other units)* per week/month/year to the physical distributor. In the event of any deviation from this provision, the principal and the physical distributor shall consult each other concerning the consequences.

Article 4

Detailed description of the physical distribution activities

The physical distributor commits himself to perform the following activities:

1.	Transport. The following instructions/provisions apply:

2.	Stocking and related activities. The following instructions/provisions apply:

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3.	Stock supervision and control. The following instructions/provisions apply:

4.	Reconditioning. The following instructions/provisions apply

5.	Sundry activities. The following instructions/provisions apply

Article 5

Prices

The rates are:

1. 1    for all physical distribution activities the total amount of ______ per _____ (unit to be completed),

or

1. 2    for transport activities:

a.    domestic transport _____ per _____ (unit to be completed)

b.    international transport _____ per _____ (unit to be completed) for stocking and other activities enumerated in art. 4 _____ per _____ (unit to be completed)

2.During the validity of the present contract, the amounts may/may not* be modified.

3.

In the positive alternative hereabove, modification takes place only once per annum in the course of the month _____ Price adjustments shall be based on the cost developments as established by NEA, EVO and the physical distributor.

4.	All prices are exclusive of VAT.

Article 6

Contact persons

Contact persons in the sense of art. 3.3 and 5.1 of the physical distribution conditions attached are:

•	on the side of the principal

•	on the side of the physical distributor

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Article 7

Location

The location (space), in the sense of art.3.4 of the physical distribution conditions attached, where stocking and other activities within the framework of the physical distribution contract must be performed is the following:

Article 8

Insurance

Conform to art.3.6 + 7 of the physical distribution conditions, the physical distributor is obliged to take insurance as follows:

1.	an insurance against third party liability;

*** • a liability insurance based on the physical distribution conditions attached;

***• a cargo insurance

Article 9

Duration of the contract

1.	The present contract covers a period of _____ years and enters into force on _____
2.

At expiry as per subpara 1 of this article, the present contract is renewed, each time again, by tacit agreement, for _____ years, unless either party gives notice of termination. In such event, a notice period of _____ month(s) must be observed. Notice of termination must be given by registered mail.

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Article 10

Liability system

The parties accept/deviate from* the liability system as per the physical distribution conditions**.

In the event of such deviation the physical distributors liability is as under:

the limitation in the sense of:

art.4.3 is

art.4.4 is

art.4.7 is

art.6.4 is

art.6.5 is

Article 11

Arbitration

Parties wish/do not wish* to have disputes arising in connection with the present agreement solved in arbitration in accordance with art. 10 para 3 of the Physicial Distribution Conditions.

Article 12

Physical distribution conditions

To the exclusion of any other general conditions, the physical distribution conditions as attached are part of and apply to the present contract in so far as it does not explicitly deviates from them. A copy of these conditions has been attached hereto and is considered to constitute part of the present agreement.

date and place

signed	signed
the principal	the physical distributor

* delete the non-applicable

**as published by Stichting vervoeradres

***tick where appropriate

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Stichting Vervoeradres represents shippers’ and carriers’ joint interests under public and/or private law, in an independent and impartial manner. It assists carriers and shippers in concluding transport contracts in a legally binding and balanced fashion, by providing standards for legal documents (consignment notes) and texts (General Terms and Conditions and examples of clauses/contracts). The application of these standards helps reduce the incidence of conflicts regarding the actual execution of logistics contracts. Furthermore, the standards contribute to the prevention of breaches of the law.

Beurtvaartadres

Beurtvaartadres facilitates its clients’ use of the range of services it supplies by providing optimum supervision, with a view to reducing the administrative costs incurred in the logistics sector. It does by taking the worries off the client’s hands, by means of providing both intuitive, digital solutions and knowledge sessions on the best possible use of (the standard) documents.

Beurtvaartadres’s future in the logistics chain relies on its ability to create added value throughout the chain by providing, facilitating, issuing, exchanging and safeguarding data relating to logistics transactions. We perform these duties in the capacity of an authority in the issue of logistics forms.

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ANNEX 9

NOT USED

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ANNEX 10

TLN CONDITIONS

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TRANSPORT EN LOGISTIEK NEDERLAND GENERAL CONDITIONS OF PAYMENT

Concerning payments of transport, storage and other activities entrusted to the carrier, as filed with the registry of the district court (Arrondissementsrechtbank) of The Hague on 2 july 2002, file number 69/2002.

Article 1 Freight payment			been referred to a third party for collection.

1.	The sender is obliged to pay the freight and further costs which burden the goods at the moment of handing over the consignment note or of the goods having been received by the carrier.	4.

The freight, the costs due owing to other reasons relating to the carriage and further costs burdening the goods are due also if the goods are not delivered at destination or only partly, damaged or delayed.

2.

If freight payable at destination has been agreed, the consignee is obliged to pay the freight, the costs due owing to other reasons relating to the carriage and further costs burdening the goods on delivery of the goods by the carrier; if the consignee did not pay these upon the first reminder, he and the sender are severally obliged to pay.

If, in case of a consignment on the condition freight payable at destination, the sender has mentioned in the consignment note that no delivery may be performed without payment of the freight, the costs due owing to other reasons relating to the carriage and further costs burdening the goods, the carrier, if no payment is made, must ask the sender for further instructions which he is obliged to follow up, in so far as reasonably possible, against compensation of costs and damage and possibly payment of a reasonable reward, unless these costs have arisen by his own fault.

		5.	An appeal to set off claims to pay freight, costs due owing to other reasons relating to the carriage and further costs burdening the goods against claims on some other account is not permitted.
		6.

If the sender has not fulfilled his obligations mentioned in the present article, then the carrier is entitled to suspend departure of the vehicle, and in this event the damage arising from it are considered as costs burdening the goods.

		Article 2 Right of lien
		1.

The carrier has a right of lien on goods and documents in his possession in connection with the contract against any person who demands delivery of same. This right does not fall to him if, at the moment of receipt of the goods for carriage, he had reason to doubt the right of the principal to make the goods available for carriage to him.

3.	The carrier has the right to charge all inevitable extra-judicial and judicial expenses made to collect the freight and other amounts, as mentioned in paras 1 and 2, to the one who is debtor of the freight and other costs. The extra-legal collection expenses are due as from the moment when the debtor fails to pay and the claim has	2.

The right of lien applies likewise to what burdens the goods by way of cash on delivery as well as to the cash on delivery fee to which he is entitled, in regard to which he is not obliged to accept security.

		3.	The carrier may also exercise the right of lien against the principal for reason

	of what is yet due to him in connection with previous contracts of carriage.		connection with the contract of carriage and/or other operations serve him as pawn for all claims which he has against the principal.

4.	Likewise, the carrier may exercise the right of lien against the consignee who in this capacity became a party to previous contracts of carriage for reason of what is yet due to him in connection with these contracts.	4.

Except for the cases in which the principal is in a state of bankruptcy or in which he has been granted suspension of payment or in which he has been declared subject to a debt reorganisation scheme for natural persons, the carrier has never the right to sell the objects in pawn without permission by the court of justice in accordance with art.3:248 para 2 BW.

5.

If when settling the invoice a dispute arises over the amount due or if there is need for a calculation to be made for the determination of what is due that cannot be made quickly, then the one who demands delivery is obliged to pay forthwith the part which the parties agree is due and to put up security for the part in dispute or the amount of which has not yet been fixed.

Article 4 Interest for delay

Parties are due legal interest according to art. 6:119 BW on an amount due.

Article 5

These general conditions can be quoted as “Transport en Logistiek Nederland general conditions of payment”.

Article 3 Right of pawn
1.	All the goods, documents and currency values in possession of the carrier in

Transport en Logistiek Nederland

Boris Pasternaklaan 2

2719 DA Zoetermeer

Postal address:

P.O. Box 3008

2700 KS Zoetermeer

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ANNEX 11

SUBCONTRACTORS

LIST OF SUBCONTRACTORS FOR ALLOGA NETHERLANDS

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ANNEX12

QUALITY AGREEMENT

The Parties have entered into a Quality and Technical Agreement in respect of the Services with a date of final signature of                            , and shall have and maintain the Quality Agreement during the term of this Agreement.

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ANNEX 13

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ANNEX 14

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